Exhibit 99.1

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. § 1350, that:

(1)  The accompanying Report on Form 10-Q/A for the period ended June 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date	December 9, 2002	/s/ Jay A. Herman

Jay A. Herman
Chairman and Chief Executive Officer

Date	December 9, 2002	/s/ Robert M. Barniskis

Robert M. Barniskis
Vice President and Chief Financial Officer